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NUANCE COMMUNICATIONS, INC.

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Nuance Communications Overview January 2020

Transformation of Our Governance and Compensation Practices

Over the past two years, our refreshed Board has revamped our governance and compensation practices, using shareholder feedback to help guide their decision-making

Apr. 2018

Mark Benjamin hired as Nuance's new Chief Executive Officer

Jun. 2018

Board amended bylaws to adopt a majority vote standard for the election of directors in uncontested elections

Sept. 2018

Four new independent directors, including new Independent Chairman, Lloyd Carney, as well as Daniel Brennan, Thomas Ebling and Michal Katz, appointed to the Board. Board committees subsequently restructured, including naming an entirely new Compensation Committee, chaired by Sanjay Vaswani

Oct. – Nov. 2018

Conducted extensive engagement with shareholders to solicit feedback on corporate governance and executive compensation practices, reaching out to holders of ~65% of shares and engaging with holders of ~40% of shares outstanding with Lloyd Carney or Sanjay Vaswani participating in a majority of the meetings

Nov. 2018

In direct response to shareholder feedback, Board approved changes to 2019 executive compensation program:

- Increased disclosure pertaining to the achievement of MBOs and corresponding payouts under AIP
- Transitioned to a 3-year cliff vesting period for PSUs in the LTIP
- Unified PSU metric across NEOs and increased transparency around the payout range for PSUs in LTIP

Nov. 2018

Adopted the right for holders of 20% or more of the Company's shares to call a special meeting

Jan. 2019

Followed-up with shareholders to communicate compensation program changes and offer opportunity for shareholders to provide further feedback, reaching out to holders of ~70% of shares and engaging with holders of ~45%

Jan. 2019

Annual General Meeting

Sept. 2019

Reached out to holders of ~60% of our outstanding shares and engaged with holders of ~35% to solicit feedback on governance and compensation changes under consideration, with Sanjay Vaswani participating in a majority of the meetings

Oct. 2019

The Compensation Committee approved a(n):

- Increase of the percent of PSUs in Mark Benjamin's LTIP to 60%
- Commitment to incorporating an operational metric into 2021 PSU award determination

Nov. 2019

The Nomination & Governance Committee approved a reduction of the special meeting threshold to 15% from 20%

Key

- = Board / Governance Update
- = Adopted Governance Change
- = Shareholder Engagement
- = Adopted Compensation Change

NUANCE

© 2019 Nuance Communications, Inc. All rights reserved. 2

Reinventing the Relationship Between People and Technology

Nuance brings intelligence to everyday work and life with software and cloud-based solutions that understand, analyze and respond to human language to increase productivity and amplify intelligence

Our technology, engines and AI platform operate across four business segments:

Conversational AI
- ASR/TTS
- Virtual Assistant
- Biometrics

Human Assisted AI
- Transcription
- Knowledge Extraction
- Learning Loop

Cognitive AI
- Prediction/Targeting
- Classification

Healthcare

53% of Revenues[1]

Intelligent solutions to support a more natural and insightful approach to clinical documentation across the continuum of care

- ✓ Real-time medical ASR and transcription
- ✓ Diagnostics Reporting, Image Sharing & Analytics
- ✓ Medical coding, documentation improvement, Consumer ASR

Enterprise

27% of Revenues[1]

Intelligent customer service and engagement solutions powered by artificial intelligence

- ✓ Omni-Channel Engagement
- ✓ Security, Engines & Analytics
- ✓ Professional Services

Automotive[2]

17% of Revenues[1]

Unique infotainment systems that enable drivers and passengers to effortlessly interact with their cars

- ✓ Conversational AI platforms
- ✓ Automotive & Mobility Digital Assistants
- ✓ Driver & Passenger UX

Other[3]

3% of Revenues[1]

Non-core lines of business built on voice recognition and artificial intelligence technologies

- ✓ Speech recognition solutions and predictive text technologies for handset devices

The evolution of Nuance has yielded to these key competitive advantages:

- AI technology company with increasing focus on Healthcare and an accelerating SaaS transition
- Deep and wide moats in the markets we serve
- Long runway of growth and margin expansion ahead

[1] Represents our non-GAAP revenue percentage by business segment for fiscal 2019. GAAP revenue percentages by business segment for fiscal 2019 are as follows: Healthcare (52%), Enterprise (28%), Automotive (17%) and Other (3%)
[2] Our Automotive business segment was spun off on October 1, 2019 into a publicly traded company called Cerence Inc. (NASDAQ: CRNC)
[3] The Company is in the process of winding down its Devices and Subscription Revenue Services businesses within its non-core Other business segment, and completed the sale of its Mobile Operator Services business in July 2019

NUANCE

© 2019 Nuance Communications, Inc. All rights reserved.
3

New CEO and Management Team CEO Mark Benjamin joined in April 2018 and initiated a thorough strategic and operational review which included putting in place the best management team to lead Nuance on execution of its new strategy Mark Sherwood, SVP and Chief Information Officer (Jul 2018) Wendy Cassity, Exec VP and Chief Legal Officer (Sep 2018) Joe Petro, Chief Technology Officer (Sep 2018) Beth Conway, Chief People Officer (Dec 2018) Rob Dahdah, Exec VP and Chief Revenue Officer (Apr 2019) Tracy Krumme, SVP Investor Relations (Apr 2019) New Strategy Unleashing Nuance’s Potential Following a transformative fiscal year 2018, Nuance is underway in implementing our new strategic initiatives to make us a more focused, growth oriented company Strategic Actions to Simplify and Focus Positioned the Nuance of the future to be a company that embraces a culture of innovation and growth Simplifying the business from 5 segments down to 2 through a series of sales, spins and wind-downs Notable 2018 leadership and strategic changes… Direct Investments Towards Winning Markets …coupled with updated guiding principles to steer the business are enabling the development of a new Nuance Structurally attractive vertical markets 1 Deep B2B relationships, contextual expertise Key geographies, enhanced go-to-market Accelerate Innovation in Applied Intelligent Technology Conversational AI 2 Intelligence in the cloud Deeply embedded, mission-critical interactions Disciplined Reallocation of Resources Towards Growth, ROI and Value Relentless focus on profitable growth 3 Continual measurement of resource allocation Expanding sales coverage “Old” Nuance Revenues “New” Nuance Revenues Healthcare Enterprise Automotive (spin off) Imaging (sale) Other (wind down)

Strategic Growth Opportunities R&D Investments to Expand Cloud and AI Offerings Expand Dragon Medical cloud footprint International Healthcare expansion Expand Salesforce in Healthcare and Enterprise Capture Growing Demand in Security and Biometrics Visionary Leadership Drives Progress of Transformation In just over one year, CEO Mark Benjamin has made meaningful progress in executing his strategic plan and redefining the image and culture of Nuance Nuance’s new strategic plan is to focus on growth, invest significantly in key strategic areas, diligently scale operating margins and generate meaningful free cash flow. Progress to date includes: Completed the sale of our Imaging business ahead of schedule, using the proceeds to pay down debt and repurchase shares 1 Successfully spun-off our Auto business, including recruiting CEO, several executives and directors ahead of Oct. 1, 2019 2 Focused efforts and investments on Healthcare and Enterprise as part of making Nuance a more focused company with a growth profile that unlocks value for shareholders 3 Continued to successfully wind down activities in our non-core Other segment, including accelerating our exit from SRS business by selling our SRS operations 4 Exceeded our expectations on our cost savings program and reallocated those savings to our strategic growth opportunities 5 “We have come a long way in a year and are taking the right steps as an organization. We have more work to do but I have full confidence that we have the right strategies and team to deliver value for all stakeholders.” – Mark Benjamin Key Transformation Progress Points

Strategic Transformation is Driving Total Shareholder Returns



NUAN: 37.6%
S&P Software and Services Select Industry Index: 32.0%
40%
30%
20%
10%
0%
-10%
-20%
A
B
C
Apr-18
Jul-18
Oct-18
Jan-19
Apr-19
Jul-19
Oct-19

A **Apr. 2018:** Mark Benjamin takes over as CEO, initiating thorough strategic and operational review

B **Nov. 2018:** New strategic transformation plan unveiled:

- ❑ Sell Imaging business
- ❑ Spin off Auto segment
- ❑ Wind down SRS and Devices
- ❑ Optimize organizational structure

C **2019:** Executed on strategic initiatives driving toward a simpler, more focused Nuance

- ✓ Closed sale of Imaging business
- ✓ Spun off Auto segment on Oct. 1, 2019
- ✓ Accelerated exit of SRS with sales of SRS operations
- ✓ Reinvested savings from organizational changes into growth opportunities

NUANCE Total Shareholder Return measured from Mark Benjamin's start date 23-Apr-2018 through 31-Dec--2019; Source: Capital IQ

© 2019 Nuance Communications, Inc. All rights reserved. 6

Fiscal 2019 Executive Compensation Program The Board has worked diligently to design an executive compensation program that incentivizes achievement of short-term goals and rewards long-term shareholder value creation Base Salary Fixed annual cash payment Annual Incentive Plan (Payout scale capped at 150%) Individual Award 1/3 Revenue 1/3 Operating Margin 1/3 Net New Bookings 80% Financial Metrics 20% MBOs (strategic goals) Long-Term Incentive Plan Award Type Performance Period 50% PSUs 50% RSUs 3-years annual vesting 3-years cliff vesting NEW INCREASED PROXY DISCLOSURE Program Funding Company Revenue Company Operating Margin 50% 50% Performance Metrics and Payouts 100% Relative TSR Performance measured against the S&P Software & Services Select Industry Index: <25th percentile: 0% payout 25th percentile: 50% payout 50th percentile: 100% payout 75th percentile: 200% payout If Nuance’s TSR is negative, payout is capped at 100% INCREASED TRANSPARENCY AROUND MINIMUM THRESHOLD, PAYOUT CAP & DISCLOSED PAYOUT RANGE NEW

Fiscal 2020 Compensation Changes

Our Board has taken the recent results of our Say on Pay vote seriously and is using shareholder feedback as one of the primary inputs into the ongoing redesign of our compensation program

Shareholder Feedback

- In 2018, we reached out to shareholders owning **~65%** of shares and spoke with shareholders owning **~40%,** soliciting feedback on our compensation program design
- Shareholders were **predominantly satisfied** with the compensation program **but had three distinct areas of feedback**:

1. **Paul Ricci's Compensation:** Shareholders were universally disappointed with Paul Ricci's severance package, but recognized that the current Board was simply fulfilling contractual obligations that they did not put in place
2. **Performance Share Units:** Some shareholders asked Nuance to consider increasing the PSU portion of the long-term incentive plan to be greater than 50%
3. **New Metrics in LTIP:** Request Compensation Committee consider adding an operational or financial metric to LTIP in addition to relative TSR

- In 2019, we reached out to shareholders owning **~60%** of shares and spoke with shareholders owning **~35%** to discuss changes under consideration for 2020.

Changes Made in Response:

Increased PSU Percentage in LTIP

The Compensation Committee decided to **increase the percent of PSUs in Mark Benjamin's LTIP to 60%**

Committed to Adding New Metric to PSU Determination in 2021

- With the ongoing business transformation occurring at Nuance, including the sale of the Imaging business, spin-off of the Automotive business and wind-down of the SRS and Devices businesses, **the Compensation Committee believes that relative TSR helps ensure pay outcomes reflect the overall shareholder experience and serves as the most appropriate performance metric for the 2020 plan**
- Additionally, the Compensation Committee **committed to incorporating an operational metric in the fiscal 2021 PSU awards** and plans to engage with shareholders in the fall of 2020 to provide shareholders an opportunity to share their perspectives on the metric(s) under consideration

NUANCE

© 2019 Nuance Communications, Inc. All rights reserved.
8

Refreshed Board of Directors Provides Strong Oversight Our recently refreshed board of directors’ diverse set of backgrounds and experiences ensure a wide range of perspectives in overseeing our business strategy, corporate governance, and company culture Lloyd Carney Former Chief Executive Officer, Brocade Communications Systems Independent Chairman Joined September 2018 Thomas Ebling Former Chief Executive Officer, Demandware Joined September 2018 Michal Katz Head of Corporate Investment Banking for the Americas, Mizuho Financial Group, Inc Joined September 2018 Mark Benjamin Chief Executive Officer, Nuance Communications Joined April 2018 Bob Finocchio Retired Tech Executive, Current Dean’s Executive Professor, Santa Clara University Joined April 2015 Mark Laret Chief Executive Officer, University of California San Francisco Medical Center Joined June 2010 Daniel Brennan Chief Financial Officer, Boston Scientific Joined September 2018 Laura Kaiser Chief Executive Officer, SSM Health Joined December 2017 Sanjay Vaswani Managing Partner, Center for Corporate Innovation Joined February 2018 Female / Ethnically Diverse Directors 44% 8 of 9 Directors Independent 2.7 Year Average Tenure1 1 As of October 14, 2019

Comprehensive Skills and Qualifications Each of our independent directors has extensive professional experience and particularly deep experience relevant to our current business profile and strategic needs: Daniel Brennan Lloyd Carney Thomas Ebling Robert Finocchio Laura Kaiser Michael Katz Mark Laret Sanjay Vaswani Strategic Alignment Senior Leadership / CEO Nuance is a complex, global organization benefiting from experienced oversight of its overall strategy and management including assessing the strategies and operations of Nuance Knowledge of Business & Industry Nuance is a software, solutions and professional services organization benefiting from experienced directors knowledgeable in the industry and multiple marketplaces in which Nuance operates Financial Markets & Accounting Nuance is a global publicly traded corporation conducting complex financial transactions requiring oversight in order to oversee the processes associated its financial management with and the integrity of its financial results Technology & Innovation Nuance is a leading provider of voice recognition and natural language understanding solutions in highly dynamic and competitive market and benefits from experience in understanding market trends and disruptive technologies and solutions Risk Oversight Nuance is an organization requiring compliance with a variety of global laws, regulations and standards and requires experienced oversight in order to understand and oversee risks facing Nuance and ensuring there are appropriate risk frameworks and policies are in place to both manage and identify emerging risks Global & Emerging Markets Nuance is a global organization participating in mature and emerging markets, and benefits from a Board with prior international exposure and experience

The Board Believes in Strong Independent Oversight While Nuance currently has an Independent Chairman, our Board also revised our Corporate Governance Guidelines to enhance the responsibilities of a lead independent director, who would be appointed if the Chairman were not independent: Support a strong Board culture and encourage director participation by fostering an environment of open dialogue and constructive feedback among the directors Serve as a liaison between the Chairman and the independent directors Act as a sounding board and advisor to the Chief Executive Officer, along with other directors Call and chair the closed sessions of independent directors Lead Board meetings in the absence of the Chairman If requested by major stockholders, ensure that he or she is available, together with the Chairman, for consultation and direct communication Advise as to the Board’s information needs and work with the Chairman to coordinate and provide feedback, input and approval regarding Board meeting agendas, schedules and information sent to the Board in order to support Board deliberations and enable sufficient time for discussion of agenda items Together with the Chairman, lead the Board in its review of the results of the annual self-assessment process, including acting on director feedback as needed Perform such other responsibilities as may be designated by the Board from time to time

Transforming Our Governance Practices In response to shareholder feedback, vote results, and a comprehensive review of our governance structure, the Board implemented significant changes to our policies and practices this past year Our Board is committed to ongoing communication with our shareholders to ensure our practices reflect the input of our investors and preserve and enhance long-term value creation New Governance Practices New Compensation Governance Practices Separated Chairman and CEO roles Reduced threshold on shareholder right to call special meetings to 15% Majority voting for director elections Increased stock ownership requirements for non-employee directors from 3x to 5x salary Established 5-year deadline for directors and executive officers to meet stock ownership requirements Hired new independent compensation consultant to advise Compensation Committee Additionally, we have the following strong governance and compensation practices in place: Annual election of all directors Board composed of all non-employee directors (other than CEO) 100% independent committee members Proxy access (as of 2017) Pay-for-performance philosophy and program structure Balance between short-term and long-term pay to incentivize sustainable long-term value creation Robust clawback policy Anti-hedging and pledging policies No excise tax gross-ups No automatic acceleration of equity awards on a “change of control”

Redefining Our Culture to Drive Long-term Success As part of our transformation, we invested in our corporate culture, embedding it into everything we do. We continue to focus on our employees and evolving our Environmental, Social and Governance story growth Innovation integrity Purpose-driven solutions Customer focused accountability inclusive NUANCE CORPORATE CULTURE: Environmental Social We emphasize activities that provide a positive employee experience and improve our global and local communities Nuance Cares initiative Employee Resource Groups #LifeatNuance campaign We focus our efforts on environmental practices in our office buildings and data centers to limit our carbon footprint Technology recycling program Site consolidation Low emission transportation incentives We ensure corporate governance is managed to the highest levels and that laws and regulations are adhered to in all our local markets Director Refreshment Align pay with company performance Governance